Exhibit 10.5

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

AMENDMENT NO. 7 TO NETWORK SERVICES AGREEMENT

This AMENDMENT No. 7 (“Amendment”) to the Network Services Agreement (“NSA”) by and between Reuters Limited, a company incorporated in England under registered number 145516 (“Reuters”) and SAVVIS Communications Corporation, a Delaware corporation (“SAVVIS” and with Reuters the “Parties”), is made and entered into as of this 25th day of July, 2003 by and between the Parties. Capitalized terms used but not defined herein shall have the meaning set forth in the NSA.

Whereas, the Parties have entered into that certain Purchase Agreement dated concurrently herewith (the “Purchase Agreement”);

Whereas, in connection with their execution of and performance under the Purchase Agreement, the parties desire to amend the terms of the NSA as set forth herein;

Now Therefore, in consideration for the mutual promises and accommodations set forth herein, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1. Effectiveness of Amendment. Effective upon the Parties’ execution of this Amendment, the NSA shall be deemed amended by the terms of this Amendment. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning given to such terms in the NSA.

2. Definitions. The definition of “Reuters Site” in Section 1.1.1 of the NSA is hereby amended to add “; provided that for the purposes of Sections 6, 17.3 and 21 of this Agreement, a Reuters Site shall not include those portions of the Hazelwood Data Center occupied by SAVVIS” at the end thereof.

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3. Reduction in Minimum Purchase Commitments. Effective upon the closing of the sale of the Hazelwood Data Center to Reuters and the payment by Reuters of the Purchase Price to SAVVIS pursuant to and as defined in the Purchase Agreement, the table setting forth the Domestic MMC in Section 3.6.2(B) of the NSA shall be deleted and replaced with the following:

Agreement Year	Minimum Amount Per-Month	Total Minimum Amount Per-Year

Year 1	[**]	[**]
Year 2 (9/29/02-7/28/03) (7/29/03-9/28/03)	[**] [**]	[**]
Year 3	[**]	[**]
Year 4	[**]	[**]
Year 5
(9/29/05-12/31/05) (1/1/06-9/28/06)	[**] [**]	[**]

Total of Years 1-5		[**]

3.	Preferred Provider Obligations. A new Section 34 is hereby added to the NSA as follows:

34. PREFERRED PROVIDER OBLIGATIONS

34.1 During the term of this Agreement, whenever (a) any member of the Reuters Group (for the purpose of this provision, any and all such members shall be referred to as “Reuters”) desires to acquire services that are the same or equivalent to services offered at that time by SAVVIS or an affiliate of SAVVIS (for the purpose of this provision any and all such affiliates shall be referred to as “SAVVIS”), including but not limited to the Services, and (b) [**], provided it has a right to provide such services to Reuters pursuant to a contractual obligation that was binding upon Reuters (as to such services) as of May 14, 2003, has determined that it will not or can not provide such services to Reuters, Reuters shall offer SAVVIS the opportunity to propose to provide such services to Reuters and, if SAVVIS so proposes, Reuters shall acquire such services from SAVVIS pursuant to SAVVIS’ proposal offer if (i) there are no bona fide competing offers to provide such services to Reuters from parties not affiliated with Reuters; or (ii) if there are bona fide competing offers to provide such services to Reuters from parties not affiliated with Reuters, SAVVIS’ proposal proposes performance levels and financial and other material terms and conditions that are equivalent or superior to such competing offers.

34.2 Reuters obligations under Section 34.1 shall not apply if Reuters is required to obtain services from another party due to a contractual obligation (a) that was binding upon Reuters as of May 14, 2003 (not including later-adopted amendments), or (b) that Reuters enters into because either (x) SAVVIS’ didn’t bid to provide such services to Reuters notwithstanding Reuters’ invitation, or (y) SAVVIS’ competing bid to provide such services to Reuters failed to propose performance, financial or other material terms and conditions that were equivalent or superior to a good faith, bona fide competing offer to provide such services to

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Reuters that Reuters received in writing from such unaffiliated third party or [**]. Reuters’ obligations under Section 34.1 also shall not apply if SAVVIS is in repeated breach of its service level obligations under the NSA.

34.3 Whenever SAVVIS determines that space and capacity within its leased space in the Hazelwood Data Center is available for use by third parties, SAVVIS will agree to provide hosting services to Reuters or its clients upon Reuters’ request at [**] terms and rates or as otherwise agreed by the Parties. If the Parties fail to agree on such terms and rates, the Parties shall escalate in accordance with the internal dispute resolution procedures set forth in this Agreement.

4.	Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York without giving effect to any applicable conflicts-of-laws or choice-of-law rules or principles that would cause the application of the laws of any jurisdiction other than the State of New York.

5.	Relationship Between This Amendment and the NSA. To the extent any term of the NSA has been modified or amended by this Amendment, or otherwise conflicts with any term of this Amendment, the terms of this Amendment shall control. In all other respects, the NSA shall remain in full force and effect. This Amendment has been jointly drafted by the Parties.

6.	Execution in Counterparts and Facsimile Form. Section 33.3 of the NSA is hereby deleted and replaced in its entirety with the following:

This Agreement and any amendments hereto may be executed in counterparts and/or in facsimile form with the same effect as if the Parties hereto had executed a single original, and each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SAVVIS COMMUNICATIONS CORPORATION

By:	/s/ Jeffrey H. Von Deylen
Name:	Jeffrey H. Von Deylen
Title:	Executive Vice President and Chief Financial Officer

REUTERS LIMITED

By:	/s/ Glenn J. Elliot
Name:	Glenn J. Elliot
Title:	Senior Vice President, Real Estate Services

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